EXECUTION COPY

Exhibit 10 (n) (x)

AMENDMENT NO. 9 TO TRANSFER AND ADMINISTRATION AGREEMENT

AMENDMENT NO. 9 TO TRANSFER AND ADMINISTRATION AGREEMENT, dated as of August 13, 2003 (this " Amendment ") to that certain Transfer and Administration Agreement dated as of March 21, 2001, as amended by Amendment No. 1 to Transfer and Administration Agreement dated as of November 30, 2001, Amendment No. 2 to Transfer and Administration Agreement dated as of December 14, 2001, Amendment No. 3 to Transfer and Administration Agreement dated as of March 20, 2002, Amendment No. 4 to Transfer and Administration Agreement dated as of March 29, 2002, Amendment No. 5 to Transfer and Administration Agreement dated as of May 22, 2002, Amendment No. 6 and Limited Waiver to Transfer and Administration Agreement dated as of September 27, 2002, Amendment No. 7 to Transfer and Administration Agreement dated as of February 19, 2003, and Amendment No. 8 to Transfer and Administration Agreement dated as of April 14, 2003 (as so amended and in effect, the "TAA"), by and among Arrow Electronics Funding Corporation, a Delaware corporation (the "SPV"), Arrow Electronics, Inc., a New York corporation, individually ("Arrow") and as the initial Master Servicer, the several commercial paper conduits identified on Schedule A to the TAA and their respective permitted successors and assigns (the "Conduit Investors"; each individually, a "Conduit Investor"), the agent bank set forth opposite the name of each Conduit Investor on such Schedule A and its permitted successors and assigns (each a "Funding Agent") with respect to such Conduit Investor, and Bank of America, National Association, a national banking association, as the administrative agent for the Investors (the "Administrative Agent"), and the financial institutions from time to time parties thereto as Alternate Investors. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the TAA

W I T N E S S E T H :

WHEREAS, the SPV, Arrow, the Conduit Investors, the Funding Agents, the Alternate Investors and the Administrative Agent have entered into the TAA;

WHEREAS, the SPV and Arrow have requested that the Conduit Investors, the Funding Agents, the Alternate Investors and the Administrative Agent agree to make certain changes and amendments to the TAA;

WHEREAS, subject to the terms and conditions set forth herein, the Conduit Investors, the Alternate Investors, the Funding Agents and the Administrative Agent are willing to make such changes and amendments to the TAA; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the TAA . Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the TAA is hereby amended as follows.

Section 1.1. Section 1.1 of the TAA is amended by amending and restating the definition "Consolidated Cash Interest Expense" in its entirety and substituting, in lieu thereof, the following:

"Consolidated Cash Interest Expense": means for any period, (a) the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption on a consolidated income statement of Arrow and its CA Subsidiaries minus (b) the amount of non-cash interest (including interest paid by the issuance of additional securities) included in such amount; provided that in the event of the consummation of any CA Permitted Receivables Securitization (including the transactions contemplated hereunder), "Consolidated Cash Interest Expense" shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such period by the special purpose entity to the CA Receivable Financiers under such CA Permitted Receivables Securitization; provided further that, in computing "Consolidated Cash Interest Expense" for the periods ending September 30, 2003 and December 31, 2003 such computation shall exclude Arrow's net interest expense related to the 6.875% Senior Notes due 2013 issued by Arrow pursuant to the Indenture dated January 15, 1997 between Arrow and The Bank of New York in an amount not to exceed (i) in the case of the period of four fiscal quarters ending September 30, 2003, $5,000,000 and (ii) in the case of the period of four fiscal quarters ending December 31, 2003, $10,000,000.

SECTION 2. Representations and Warranties. To induce the Conduit Investors, Alternate Investors, the Funding Agents and the Administrative Agent to enter into this Amendment, the SPV and Arrow each makes the following representations and warranties (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof, after giving effect to the amendments set forth herein:

Section 2.1 Authority. The SPV and Arrow each has the requisite corporate power, authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Transaction Documents, including the TAA (as modified hereby). The execution, delivery and performance by the SPV and Arrow of this Amendment and their performance of the Transaction Documents, including the TAA (as modified hereby), have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

Section 2.2 Enforceability. This Amendment has been duly executed and delivered by the SPV and Arrow. This Amendment is the legal, valid and binding obligation of the SPV and Arrow, enforceable against the SPV and Arrow in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity). The making and delivery of this Amendment and the performance of the Agreement, as amended by this Amendment, do not violate any provision of law or any regulation (except to the extent that the violation thereof could not, in the aggregate, be expected to have a Material Adverse Effect or a material adverse effect on the condition (financial or otherwise), business or properties of Arrow and the other Originators, taken as a whole), or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected.

Section 2.3 Representations and Warranties. The representations and warranties contained in the Transaction Documents are true and correct on and as of the date hereof as though made on and as of the date hereof after giving effect to this Amendment.

Section 2.4 No Termination Event. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Termination Event or a Potential Termination Event.

SECTION 3. Conditions Precedent. This Amendment shall become effective, as of the date hereof, on the date on which the following conditions precedent shall have been fulfilled:

Section 3.1 This Amendment. The Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

Section 3.2 Additional Documents. The Administrative Agent shall have received all additional approvals, certificates, documents, instruments and items of information as the Administrative Agent may reasonably request and all of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent and each Funding Agent.

Section 3.3 Legal Matters. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Administrative Agent, the Administrative Agent's counsel and each Funding Agent and the fees and expenses of counsel to the Administrative Agent incurred in connection with the execution of this Amendment and the transactions contemplated hereby shall have been paid in full.

SECTION 4. References to and Effect on the Transaction Documents.

Section 4.1 Except as specifically amended and modified hereby, each Transaction Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 4.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Investor, Funding Agent or the Administrative Agent under any Transaction Document, nor constitute a waiver, amendment or modification of any provision of any Transaction Document, except as expressly provided in Section 1 hereof.

Section 4.3 This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 4.4 Each reference in the TAA to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in any other Transaction Document to "the Transfer and Administration Agreement", "thereunder", "thereof" or words of like import, referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Arrow Electronics Funding Corporation,

as SPV

By: /s/ Ira M. Birns

Name: Ira M. Birns

Title: President

Arrow Electronics, Inc.,

individually and as Master Servicer

By: /s/ Ira M. Birns

Name: Ira M. Birns

Title: Vice President and Treasurer

Receivables Capital Corporation,

as a Conduit Investor

By: /s/ Douglas K. Johnson

Name: Douglas K. Johnson

Title: President

Bank of America, National Association,

as a Funding Agent, as Administrative Agent, and as an
Alternate Investor

By: /s/ Robert R. Wood

Name: Robert R. Wood

Title: Principal

Delaware Funding Corporation,
as a Conduit Investor

By: /s/ Bradley S. Schwartz

Name: Bradley S. Schwartz

Title: Managing Director

JPMorgan Chase Bank,

(successor by merger to Morgan Guaranty Trust Company of New York) as a Funding Agent and as an Alternate Investor

By: /s/ Bradley S. Schwartz

Name: Bradley S. Schwartz

Title: Managing Director

EagleFunding Capital Corporation,
as a Conduit Investor

By: Fleet Securities, Inc.,

its attorney-in-fact

By: /s/ John T. Hackett III

Name: John T. Hackett III

Title: Managing Director

Fleet Securities, Inc.

as a Funding Agent

By: /s/ John T. Hackett III

Name: John T. Hackett III

Title: Managing Director

Fleet National Bank

as an Alternate Investor

By: /s/ John T. Hackett III

Name: John T. Hackett III

Title: Managing Director

Gramercy Capital Corp.,
as a Conduit Investor

By: Credit Suisse First Boston, New York Branch,

its attorney-in-fact

By: /s/ Mark Lengel

Name: Mark Lengel

Title: Director

By: /s/ Joseph Soave

Name: Joseph Soave

Title: Vice President

Credit Suisse First Boston, New York Branch

as a Funding Agent and as an Alternate Investor

By: /s/ Alberto Zonca

Name: Alberto Zonca

Title: Vice President

By: /s/ Anthony Giordano

Name: Anthony Giordano

Title: Director

Liberty Street Funding Corp.,
as a Conduit Investor

By: /s/ Andrew L. Stidd

Name: Andrew L. Stidd

Title: President

The Bank of Nova Scotia,

as a Funding Agent and as an Alternate Investor

By: /s/ J. Alan Edwards

Name: J. Alan Edwards

Title: Managing Director

Gotham Funding Corporation,

as a Conduit Investor

By: /s/ R. Douglas Donaldson

Name: R. Douglas Donaldson

Title: Treasurer

The Bank of Tokyo-Mitsubishi, Ltd.,

as a Funding Agent and as an Alternate Investor

By: /s/ J. William Rhodes

Name: J. William Rhodes

Title: Authorized Signatory